    As filed with the Securities and Exchange Commission on February 11, 1998

                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             WANG LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              04-2192707
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                             600 TECHNOLOGY PARK DRIVE
                             BILLERICA, MASSACHUSETTS                   01821
                       (Address of Principal Executive Offices)      (Zip Code)


                     SHORT-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)


                             ALBERT A. NOTINI, ESQ.
                             WANG LABORATORIES, INC.
                            600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821
                     (Name and address of agent for service)

                                 (978) 967-5000
          (Telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE


                                                 Proposed
                                                  maximum
                                                 offering     Proposed maximum      Amount of
     Title of securities      Amount to be       price per        aggregate       registration
       to be registered        registered          share       offering price          fee
       ----------------        ----------          -----       --------------     ------------

Common Stock, $.01
par value per share          100,000 shares      $25.50(1)    $2,550,000.00(1)       $752.25

--------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 9, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Short-Term Incentive Compensation Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. DESCRIPTION OF SECURITIES

          Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporate Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article TENTH of Registrant's Certificate of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

     Item 8. EXHIBITS

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. UNDERTAKINGS

          1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on February 10, 1998.


                                        WANG LABORATORIES, INC.



                                        By: /s/ Franklyn A. Caine
                                           -------------------------------------
                                           Franklyn A. Caine
                                           Executive Vice President and
                                             Chief Financial Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature                           Title                        Date
    ---------                           -----                        ----


 /s/ Joseph M. Tucci           Chairman of the Board,          February 10, 1998
-------------------------      Chief Executive Officer
Joseph M. Tucci                and Director (principal
                               executive officer)


 /s/ Franklyn A. Caine         Executive Vice President        February 10, 1998
-------------------------      and Chief Financial
Franklyn A. Caine              Officer (principal financial
                               and accounting officer)


 /s/ David A. Boucher          Director                        February 10, 1998
-------------------------
David A. Boucher


 /s/ Michael W. Brown          Director                        February 10, 1998
-------------------------
Michael W. Brown


 /s/ Marcia J. Hooper          Director                        February 10, 1998
-------------------------
Marcia J. Hooper


 /s/ Joseph J. Kroger          Director                        February 10, 1998
-------------------------
Joseph J. Kroger


 /s/ Raymond C. Kurzweil       Director                        February 10, 1998
-------------------------
Raymond C. Kurzweil


                               Director                        February 10, 1998
-------------------------
Axel J. Leblois


 /s/ Frederick A. Wang         Director                        February 10, 1998
-------------------------
Frederick A. Wang


 /s/ John P. White             Director                        February 10, 1998
-------------------------
John P. White

                                  EXHIBIT INDEX


 Exhibit
 Number         Description
 ------         -----------

   4.1*         Certificate of Incorporation of the Registrant

   4.2**        By-Laws of the Registrant, as amended to date

   5.1          Opinion of Hale and Dorr LLP

  23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  23.2          Consent of Ernst & Young LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)


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*    Filed as an Exhibit to the Registrant's Registration Statement on Form S-3
     (File No. 33-58717) filed on April 19, 1995, and incorporated herein by reference.

** Filed as an Exhibit to the Registrant's Registration Statement on Form 8-A (File No. 0-22470), filed on September 27, 1993, as amended by an amendment to the Bylaws filed as an Exhibit to the Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1995, and incorporated herein by reference.